Exhibit (s)

POWER OF ATTORNEY

The undersigned officers and trustees of BlackRock Multi-Sector Income Trust (the “Fund”) do constitute and appoint John Perlowski, Anne Ackerley, Neal Andrews, Janey Ahn, Jay M. Fife, Benjamin Archibald and Eugene Drozdetski, and each of them, his or her true and lawful attorneys and agents (the “Agents”), each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officer or trustee a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Fund pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Fund or the registration or offering of the Fund’s shares of beneficial interest, as applicable; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 8th day of January, 2013.

Signature	Title

/s/ John Perlowski
John Perlowski	President and Chief Executive Officer

/s/ Neal J. Andrews
Neal J. Andrews	Chief Financial Officer

/s/ Paul L. Audet
Paul L. Audet	Director

/s/ Michael J. Castellano
Michael J. Castellano	Director

/s/ Richard E. Cavanagh
Richard E. Cavanagh	Director

/s/ Frank J. Fabozzi
Frank J. Fabozzi	Director

/s/ Kathleen F. Feldstein
Kathleen F. Feldstein	Director

/s/ James T. Flynn
James T. Flynn	Director

/s/ Henry Gabbay
Henry Gabbay	Director

/s/ Jerrold B. Harris
Jerrold B. Harris	Director

/s/ R. Glenn Hubbard
R. Glenn Hubbard	Director

/s/ W. Carl Kester
W. Carl Kester	Director

/s/ Karen P. Robards
Karen P. Robards	Director